Exhibit 10.2

STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (“Agreement”), dated as of February 15, 2006, is by and between ANSYS, Inc., a Delaware corporation (“Parent”), and Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P., as holders of common stock, par value $0.01 per share, of Parent (“Common Stock”) (individually a “Stockholder” and collectively the “Stockholders”).

WHEREAS, concurrently with the execution of this Agreement, Parent is entering into that certain Agreement and Plan of Merger dated as of February 15, 2006 by and among Parent, ANSYS XL, LLC (“Merger LLC”), a wholly-owned subsidiary of Parent, BEN I, Inc., a wholly-owned subsidiary of Merger LLC (“Merger Sub”), HINES II, Inc., a wholly-owned subsidiary of Merger LLC (“Merger Sub II”), Heat Holding Corp. (“Holding”), Aavid Thermal Technologies, Inc. (“Company”), TROY III, Inc., a wholly-owned subsidiary of Company (“Merger Sub III”), Fluent, Inc. (“Fluent”), and, for certain limited purposes described therein, Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. and Willis Stein & Partners II, L.P., as Stockholders’ Representative (the “Merger Agreement”); capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement the parties thereto will effect a business combination through, and in the following order, (a) the merger of Merger Sub with and into Holding), with Holding being the surviving corporation (the “First Merger”, (b) the merger of Holding with and into Merger LLC, with Merger LLC being the surviving company (the “Second Merger”), (c) the merger of Merger Sub II with and into the Company, with the Company being the surviving corporation (the “Third Merger”), and (d) the merger of Merger Sub III with and into Fluent with Fluent being the surviving corporation (the “Fourth Merger,” together with the First Merger, the Second Merger and the Third Merger, the “Mergers”), each on the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, and, as applicable, the Delaware Limited Liability Company Act;

WHEREAS, as of the Closing Date, each Stockholder will acquire in the Mergers certain shares of Common Stock (together with any such shares acquired prior to the Closing Date and any Shares acquired following the Closing Date through the Expiration Date (as defined below), the “Shares”); and

WHEREAS, as a condition to Parent entering into the Merger Agreement, the Stockholders have agreed to enter into this Agreement to be effective at, and subject to the occurrence of, the Third Effective Time, to vote the Shares as provided herein.

NOW, THEREFORE, in consideration of Parent agreeing to the Mergers, each of the Stockholders and the Parent agree as follows:

1. Agreement to Vote Shares. Each of the Stockholders agree that, from and after the Fourth Effective Time until the Expiration Date, at the first meeting of the stockholders of the Parent (or adjournment or postponement thereof) that is held after the Fourth Effective Time, or in connection with any solicitation of proxies of the stockholders of the Parent, each of the Stockholders shall:

(a)	appear at such meeting or otherwise cause the Shares that such Stockholder shall be entitled to so vote at such meeting to be counted as present thereat for purposes of calculating a quorum; and

(b)	vote (or cause to be voted), or deliver a proxy (or cause a proxy to be delivered) covering all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this Agreement or are subsequently acquired, in favor of adoption and approval of (i) an amendment to the Parent’s Restated Certificate of Incorporation approved by Parent’s Board of Directors to increase the number of authorized shares of Common Stock to an aggregate of 150,000,000, and (ii) in favor of adoption and approval of an increase, approved by Parent’s Board of Directors, in the number of shares of Common Stock which may be issued under the Parent’s employee stock option plans to an aggregate of 13,700,000.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the day following the first meeting of the stockholders of Parent that is held after the Fourth Effective Time; (b) such date and time as the Merger Agreement shall be terminated pursuant to Article XIII thereof; or (c) upon mutual written agreement of the Parent and a majority in voting power of the Stockholders to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

3. Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to the Parent as follows:

(a)	Such Stockholder has the full power and the unqualified right to enter into and perform the terms of this Agreement;

(b)	This Agreement (assuming this Agreement constitutes a valid and binding agreement of the Parent) constitutes a valid and binding agreement with respect to such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c)	Such Stockholder beneficially owns (or will own) the Shares, and has (or will have) sole or shared, and otherwise unrestricted, voting power with respect to such Shares;

(d)	The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound, or any statute, rule or regulation to which such Stockholder is subject or, in the event that such Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of such Stockholder; and

(e)	That the representations and warranties of such Stockholder contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all respects at all times through the Expiration Date.

4. Representation and Warranties of the Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a)	Parent is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware;

(b)	The execution, delivery and performance by Parent of this Agreement has been duly authorized and approved by its Board of Directors;

(c)	This Agreement has been duly executed and delivered by Parent, and (assuming this Agreement constitutes a valid and binding agreement of each Stockholder) constitutes a valid and binding agreement with respect to Parent, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(d)	The execution and delivery of this Agreement by Parent does not, and the performance by the Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Parent is a party or by which Parent is bound, or any statute, rule or regulation to which Parent is subject or, the charter or bylaws of Parent; and

(e)	That the representations and warranties of Parent contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all respects at all times through the Expiration Date.

5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, each Stockholder does hereby appoint and constitute Parent and the Chief Executive Officer and the Chief Financial Officer of Parent, in their respective capacities as officers of the Parent and any individual who shall hereafter succeed to any such office of Parent and any other designee of the Parent, and each of them individually, with full power of substitution and resubstitution, as such Stockholder’s true and lawful attorneys-in-fact and irrevocable proxies, to the full extent of the undersigned’s rights with respect to the Shares, to vote each of the Shares that such Stockholder shall be entitled to so vote solely with respect to the matters set forth in Section 1 hereof. Each Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by such Stockholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall be effective only if the Stockholders have not voted the Shares as provided in Section 1 as of the close of business on the date two (2) days prior to Parent’s stockholders meeting and shall automatically terminate upon the Expiration Date.

6. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state or province having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

7. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

9. Waivers. No waivers of any breach of this Agreement extended by Parent to any single Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other Stockholder who has executed this Agreement with respect to Shares held or subsequently held or with respect to any subsequent breach by such Stockholder or any other Stockholder. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

10. Governing Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware (the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

11. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

12. Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a Stockholder of Parent, and not in such Stockholder’s capacity as a director, officer or employee of Parent or any of its subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any ERISA plan or trust.

13. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

14. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the Parent and a majority in voting power of the Stockholders.

15. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses: (a) if to the Parent, to its respective address set forth in the Merger Agreement; and (b) if to any Stockholder, to such Stockholder’s address set forth in the Merger Agreement; or, in each case, to such other address as the Parent or Stockholder to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

[Signature Page Follows Next]

EXECUTED as of the date first above written.

ANSYS, INC.

By:	/s/ James E. Cashman III
Name: James E. Cashman III
Title: President and Chief Executive Officer

HOLDERS

WILLIS STEIN & PARTNERS III, L.P.
WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
WILLIS STEIN & PARTNERS DUTCH III-B, L.P.
WILLIS STEIN & PARTNERS III-C, L.P.

By:	Willis Stein & Partners Management III, L.P.
Its General Partner

By:	Willis Stein & Partners Management III, LLC
Its General Partner

By:	/s/ Daniel H. Blumenthal
Name: Daniel H. Blumenthal
Title: Managing Partner

WILLIS STEIN & PARTNERS II, L.P.
WILLIS STEIN & PARTNERS DUTCH, L.P.

By:	Willis Stein & Partners Management II, L.P.
Its General Partner

By:	Willis Stein & Partners Management II, LLC
Its General Partner

By:	/s/ Daniel H. Blumenthal
Name: Daniel H. Blumenthal
Title: Managing Partner

VOTING AGREEMENT